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                        [MILLWARD & CO. CPAs Letterhead]

             MIAMI - FT. LAUDERDALE - BOCA RATON - WEST PALM BEACH
           2745 W. Cypress Creek Road, Ft. Lauderdale, FL 33309-1757
          (954) 971-7000/WATS Line 1-800-685-2271 - FAX (954) 974-0300


February 18, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 of Form 8-K which was provided to us by Lahaina Acquisitions, Inc., and are in agreement with the statements contained therein. We have no basis to agree or disagree with respect to the statements regarding the engagement of Bearden & Smith.

Very truly yours,

/s/ Millward & Co., CPA's
-------------------------
Millward & Co., CPA's